Exhibit 99.1

Ironclad Performance Wear Appoints New Director

Pat O’Brien, Senior Executive with Diverse Public Company Experience, Fills Vacant Seat

LOS ANGELES, CA – March 10, 2014 – Ironclad Performance Wear Corporation (ICPW), the recognized leader in high-performance task-specific performance work gloves, announces today that Pat O’Brien has joined the Company’s board of directors. Mr. O’Brien, recommended by Ronald Chez, one of Ironclad’s largest stockholders, was appointed by Ironclad’s board of directors to fill the current vacancy on the board.

Mr. O’Brien is a seasoned executive and business advisor with diverse international experience in private and public companies with an emphasis on financial analysis and business development. He currently serves as the Managing Director & Principal of Granville Wolcott Advisors, a company he formed in 2009 which provides business consulting, due diligence and asset management services for public and private clients. From 2005 to 2009, Mr. O’Brien was a Vice President - Asset Management for Bental-Kennedy Associates Real Estate Counsel where he represented pension fund ownership interests in hotel real estate investments nationwide. Mr. O’Brien also serves on the board of directors of Livevol, Inc., a private company that is a leader in equity and index options technology, and Merriman Holdings, Inc. (OTCQX: MERR), an institutional broker-dealer with an investment banking, corporate servicing practice and a Digital Capital Platform. Mr. O’Brien previously served as a member of the board of directors of Factory Card & Party Outlet (FCPO, NASDAQ) until its sale to AAH Holdings. Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a BA in Hotel Management.

“We are pleased to welcome Pat to Ironclad’s board,” said Jeffrey Cordes, Ironclad’s Chief Executive Officer. “Pat’s significant experience as an operator and board member of domestic and international companies and his finance and business development expertise will further our efforts to bolster corporate governance and maximize the value of our company. We look forward to his contributions as we endeavor to return to growth,” continued Cordes.

“It is an honor to accept this appointment to Ironclad’s board. I look forward to working with Jeff and the other members of the board to responsibly drive stockholder value,” said Mr. O’Brien.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad’s gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

For more information on Ironclad, please visit www.ironclad.com.

Important Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad’s products; the introduction of new products; Ironclad’s ability to maintain customer and strategic business relationships; the impact of competitive products and pricing; growth in targeted markets; the adequacy of Ironclad’s liquidity and financial strength to support its growth; and other information that may be detailed from time-to-time in Ironclad’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding the Company’s corporate governance, enterprise value, operational performance and growth. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Cordes, CEO

jeffc@ironclad.com

(310) 643-7800